UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 23, 2009
Genesis Fluid Solutions Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-148346	98-0531496

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6660 Delmonico Drive Suite 242-D Colorado Springs, CO	80919

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (719) 359-5215
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Genesis Fluid Solutions Holdings, Inc. (the “Company”) hired Selby F. Little, III as its Chief Financial Officer, effective as of December 15, 2009. Pursuant to a Consulting Agreement entered into with SFL3 LLC, a firm for which Mr. Little serves as president (the “Consulting Agreement”), Mr. Little agreed to serve as Chief Financial Officer of the Company for an initial period of two months, which period can be extended by the Company and Mr. Little pending execution of a longer term employment agreement. The Company will pay Mr. Little $650 per day, as consideration for his services, plus reasonable out-of-pocket expenses incurred by him.
Pursuant to the terms of the Consulting Agreement, Mr. Little may not compete with the business of the Company for a period of five years, may not solicit employees of the Company for a period of three years or interfere with relationships with clients or other third parties for a period of three years.
In addition, Mr. Little has entered into an indemnification agreement with the Company that provides, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that Mr. Little shall not be entitled to indemnification in connection with any “claim” (as such term is defined in the agreement) initiated by him against us or our directors or officers unless we join or consent to the initiation of such claim, or the purchase and sale of securities by him in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended.
Mr. Little, 56 years old, has held senior management roles in public and private service and technology companies, serving the environmental, industrial services, construction, process manufacturing and other industries. Since November 2009, he has served as the President of SFL3 LLC, which provides consulting services in support of client leadership, planning and analysis, mergers and acquisitions, capital financing and investment, and systems and controls initiatives. From December 2000 to April 2009, Mr. Little served as Executive Vice President and Chief Financial Officer of CLP Resources, Inc., a staffing company serving customers in the construction and heavy industrial industries, which was acquired by TrueBlue, Inc. (NYSE:TBI) in May 2005. Throughout his 33 year career, Mr. Little has participated in over $1 billion in equity and debt financing and restructuring, and over 30 acquisitions and divestitures valued at $1.3 billion, for companies such as TrueBlue, Inc., CLP Resources, Inc., HydroChem Industrial Services, Inc., Ross Systems, Inc., Unify Corporation, Republic Health Corporation and UCCEL Corporation. He has also led the implementation of multinational information systems and controls at several of these companies. Mr. Little has a B.S. in Economics and an MBA in Finance from Texas A&M University, and is a CPA.
There is no family relationship between Mr. Little and any other executive officer or director of the Company. In addition, other than the Consulting Agreement, Mr. Little has not had a direct or indirect material interest in any transaction in which the Company was a participant.
Item 8.01. Other Events.
On December 23, 2009, the Company issued a press release announcing the hiring of Mr. Little as its chief financial officer. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Consulting Agreement dated as of December 15, 2009, between Genesis Fluid Solutions Holdings, Inc. and SFL3 LLC

10.2	Director and Officer Indemnification Agreement dated as of December 15, 2009, between Genesis Fluid Solutions Holdings, Inc. and Selby F. Little, III

99.1	Press Release dated December 23, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: December 23, 2009

GENESIS FLUID SOLUTIONS HOLDINGS, INC.
By:	/s/ Martin Hedley
	Name:	Martin Hedley
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consulting Agreement dated as of December 15, 2009, between Genesis Fluid Solutions Holdings, Inc. and SFL3 LLC

10.2	Director and Officer Indemnification Agreement dated as of December 15, 2009, between Genesis Fluid Solutions Holdings, Inc. and Selby F. Little, III

99.1	Press Release dated December 23, 2009